Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9798) pertaining to the BP Employee Savings Plan (formerly BP Amoco Employee Savings Plan) of BP p.l.c. of our report dated June 25, 2001, with respect to the financial statements and schedule of the BP Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                               ERNST & YOUNG LLP




Chicago, Illinois
June 27, 2001